                                                                   EXHIBIT 10.21


                            CONSULTING AGREEMENT AND
                      TERMINATION OF EMPLOYMENT AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement"), made and entered into as of the 12th day of November, 1997 (the "Effective Date"), by and between STUART ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, and RONALD G. RUDY, an individual with his principal business address at 2807 Lincoln Way, Lynnwood, Washington 98046 (the "Consultant");

                              W I T N E S S E T H:

         WHEREAS, the Company and Consultant entered into a certain employment agreement that took effect November 13, 1996 (the "Employment Agreement");

         WHEREAS, the Company desires to terminate the Employment Agreement and to hire the Consultant as a consultant to the Company; and

         WHEREAS, the Consultant desires to accept such opportunity offered by the Company;

         NOW, THEREFORE, in consideration for the mutual obligations contained herein, the Company and the Consultant, each intending to be legally bound, hereby mutually covenant and agree as follows:

         1.      ENGAGEMENT.

                 (a) Contracting. The Company hereby contracts with the Consultant and the Consultant hereby accepts such contract, in the capacity to act in accordance with the terms and conditions hereinafter set forth (the "Relationship").

                 (b) Term. The contract hereunder shall run for a term commencing on October 1, 1997 (the "Contract Date"), and ending November 30, 1999 (the "Contract Term").

                 (c) Location of Services. Effective upon the Contract Date, and through the Contract Term, the Consultant's services will be performed at the Company's offices at 2807 Lincoln Way, Lynnwood, Washington or at such places that are appropriate and mutually agreed upon by the Consultant and the Company.

                 (d) Resources. To assist Consultant in performing the duties set forth herein, the Company will provide rent free office space, staff and access to secretarial support at the Company's offices in Lynnwood, Washington. Consultant's office shall be his present office so long as the Company occupies the premises and he shall have access to his present
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         secretary so long as she is employed by the Company.  Notwithstanding the above, the parties acknowledge and agree that the responsibility to perform the duties set forth in this Agreement is solely Consultant's. Consultant shall be permitted to utilize the office space and secretarial support at the Company's office to conduct Consultant's other business interests, so long as the provision of such secretarial support does not materially interfere with the performance of such secretary's normal duties. Consultant shall have the use of the conference room, so long as it does not interfere with the operations of the Company. Consultant shall retain all benefits related to the maintenance and associated expenses of a motor vehicle as specified in the Employment Agreement.

         2. INDEPENDENT CONTRACTOR. The Consultant shall not be an employee of the Company and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to employees of the Company (except for those benefits described herein). The Consultant shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person. The Consultant shall only consult on, render advice with respect to and perform such tasks as the Consultant determines in good faith are necessary to achieve the results specified by the Company. Although the Company may specify the results to be achieved by the Consultant, the Company shall not control and direct the Consultant as to the details or means by which such results are accomplished.

         3. DUTIES. During the Contract Term the Consultant shall serve as a consultant to the Company and shall have all powers and duties assigned by the Company's Board of Directors (the "Board") or the Board's designated officer (the "Officer").

         4. EXTENT OF SERVICES. During the Contract Term, the Consultant shall be available upon reasonable notice from time to time to provide consulting services to the Company either by telephone or in person. Consultant shall make his services available to the Company at mutually agreeable times and for an amount of time deemed appropriate by Consultant.

         5. COMMUNICATION. The Consultant will report to the Chief Executive Officer of the Company, or such person as the Chief Executive Officer of the Company may from time to time designate, on all matters relating to this Agreement and the Consultant's performance of his duties hereunder.

         6. AGREEMENTS. The Consultant shall not be authorized or empowered to enter into any agreements with any party on behalf of the Company. The Company has the absolute right to refuse any offers, work or material brought to it by the Consultant without incurring any liability to such third party or to the Consultant.





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         7.      TERMINATION OF EMPLOYMENT AGREEMENT.  Upon the payment of
$334,000, receipt of which is hereby acknowledged by Consultant, the Employment Agreement is hereby terminated and is of no further force and effect. The Company shall provide Consultant with a Form 1099 for the payment above and for all payments as a consultant during 1997 and for subsequent years, and shall provide Consultant with a W-2 reflecting only the wages paid to Consultant during the term of the Employment Agreement. In further consideration of such payments, Consultant agrees to be bound by the covenants and obligations of Paragraphs 14, 16, 17, 18, 19, and 20 hereof.

         8.      COMPENSATION.

                 (a) Compensation. For services performed by the Consultant for the Company pursuant to this Agreement during the Contract Term, the Company shall pay the Consultant at the rate of $2,500 per month for the Contract Term (the "Compensation"), payable in arrears on the last day of each month.

                 (b) Expenses. The Company shall promptly pay or reimburse the Consultant for all reasonable expenses incurred by him in connection with the performance of his duties and responsibilities hereunder, including, but not limited to, expenses paid or incurred for travel, and entertainment relating to the business of the Company (the general nature of which has received prior approval from the Company) in accordance with the Company's expense authorization and approval policy then in effect.

                 (c) Taxes. The Consultant shall provide the Company with his Social Security Number so the Company is able to file the appropriate reporting forms with the Internal Revenue Service. The Company shall annually provide the Consultant with copies of forms so filed. It is understood that all compensation paid to the Consultant hereunder in respect of services rendered during the Contract Term shall constitute revenues to the Consultant. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. The Consultant shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes.

                 (d) Benefits. Consultant shall remain eligible to participate in the Company's Health and Dental Insurance Plans as Consultant has heretofore participated,, subject to the payment of the portion of premiums required to be paid by the Company's regular employees.

                 (e) Stock Options. Consultant shall retain all stock options granted pursuant to his Employment Agreement for so long as Consultant remains eligible under the terms of the Company's 1994 Performance Stock Option Plan.





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         THE CONSULTANT IS NOT ENTITLED TO WORKERS' COMPENSATION BENEFITS.  THE
CONSULTANT IS OBLIGATED TO PAY FEDERAL AND STATE INCOME TAX ON ANY MONIES
EARNED PURSUANT TO THE CONTRACT RELATIONSHIP AND THE CONSULTANT SHALL INDEMNIFY AND HOLD THE COMPANY HARMLESS FROM ANY AND ALL TAXES, INTEREST AND PENALTIES OWED BY IT AS A RESULT OF THE CONSULTANT'S FAILURE TO TIMELY PAY ANY SUCH
TAXES.

         9.      INDEMNIFICATION.

         (a) Consultant shall defend, indemnify, and hold the Company harmless from and against all claims asserted by a third party (or parties) and related damages, losses and expenses, including attorneys' fees, arising out of or resulting from the services performed or neglected to be performed by the Consultant, provided that any such claim, damage, loss, or expense is caused by the gross negligence or willful or wanton misconduct of the Consultant, anyone directly or indirectly employed by the Consultant, or anyone for whose acts the Consultant may be liable.

         (b) The Company shall defend, indemnify, and hold Consultant harmless from and against all claims asserted by a third party (or parties) and related damages, losses and expenses, including attorney's fees, arising out of or resulting from or related to the services performed or neglected to be performed by Consultant, provided that the claim or loss is not caused by (a) Consultant's breach of this Agreement or the duties of Consultant under this Agreement, (b) the gross negligence of Consultant, or (c) the willful or wanton misconduct of Consultant.

         10. REPRESENTATIONS AND WARRANTIES OF THE CONSULTANT. The Consultant hereby represents and warrants to the Company that (i) the Consultant's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Consultant is a party or by which he is bound, and (ii) there are no agreements or understandings that would make unlawful the Consultant's execution or delivery of this Agreement or his employment hereunder.

         11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Consultant as follows:

                 (a) The Company is duly organized and established as a corporation under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Company is a party or by which it is bound.

                 (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company and are valid, legal and binding obligations of





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         the Company, enforceable in accordance with their terms except as may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         12.     TERMINATION.

                 (a) Cause. The Company may terminate the Relationship at any time for Cause (as defined herein). For purposes of this Agreement, "Cause" means:

                          (i) the Consultant commits a breach of any material term of this Agreement and such breach constitutes gross negligence or willful misconduct and, if such breach is capable of being cured, the Consultant fails to cure such breach within 30 days of notice of such breach;

                          (ii) the Consultant is convicted of, or pleads guilty or nolo contendere to a felony or a crime involving moral turpitude; or

                          (iii)    the Consultant's commission of any
                 intentional act in violation of any applicable law or regulation where the Company has a reasonable belief that such act shall be the primary cause for a license of the Company or its subsidiaries or affiliates to be revoked, suspended or not be renewed after proper application, and such revocation, suspension or non-renewal is likely to cause either (a) additional licenses of the Company, its subsidiaries or affiliates to be suspended, revoked or not be renewed after proper application, or (b) a Material Adverse Change in the operations of the Company or the Trade Products Division.

                 (b) Voluntary. Subject to the provisions of Section 15, Consultant may terminate this Agreement at any time during the Contract Term upon 30-days prior written notice to the Company.

                 (c) Death. This Agreement shall terminate automatically upon the Consultant's death.

                 (d) Disability. This Agreement shall terminate automatically upon the Consultant's Disability. The term "Disability" as used in connection with termination of the employment of the Consultant shall mean the inability of the Consultant to substantially perform his material duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months, during the Contract Term (during which six (6) month period the Consultant's Compensation and benefits shall continue) as determined by an independent qualified physician mutually acceptable to the Company and the Consultant (or his personal representative).





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                 (e)      Without Cause.  The Company may, at its option,
         terminate the Relationship without Cause at any time upon written notice to the Consultant.

                 (f) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean (i) the date that any party gives notice, through action or otherwise, that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination.

         13.     OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                 (a) Without Cause. If the Company shall terminate the Consultant's engagement without Cause this Agreement shall terminate without further obligation on the part of the Company hereunder, other than the obligation to continue to pay the Consultant in accordance with Section 8(a) his Compensation from the Date of Termination through the remainder of the Contract Term, in accordance with the Company's normal payroll payment procedures. If the Consultant terminates this Agreement for any reason, this Agreement shall terminate without further obligation on the part of the Company hereunder, other than the obligation to make payments to Consultant in accordance with Section 15 hereof.

                 (b) Cause. If the Relationship shall be terminated by the Company for "Cause" the Company shall terminate this Agreement without further obligation on the part of the Company.

                 (c) Death. If the Relationship is terminated by reason of the Consultant's death, this Agreement shall terminate without further obligation on the part of the Company hereunder, other than the obligation to pay to the Consultant's heirs or estate the Compensation in accordance with Section 8(a) through the remainder of the Contract Term, in accordance with the Company's normal payroll payment procedures.

                 (d) Disability. If the Relationship is terminated by reason of the Consultant's Disability, this Agreement shall terminate without further obligation on the part of the Company hereunder, other than the obligation to pay to the Consultant the Compensation in accordance with Section 8(a) through the remainder of the Contract Term, in accordance with the Company's normal payroll payment procedures.

         14.     NONCOMPETITION.

                 (a) The Consultant acknowledges and recognizes the highly competitive nature of the business of the Company and its affiliates and the Consultant accordingly covenants and agrees, that at all times for a period of twenty-four (24) consecutive months subsequent to the end of the Contract Term (regardless of any prior termination of the Relationship for any reason) as follows:





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                          (i)      The Consultant will not directly or
                 indirectly own, manage, operate, finance, join, control or participate in the ownership, management, organization, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in a business the same as or similar to the business of the Company except as a holder of fewer than 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are registered under the Securities Exchange Act of 1934, provided, however, that the restrictions in this subparagraph shall not apply with respect to Consultant's ownership of an interest in a company that is engaged in the business of real estate development or the building and development of mini-storage units.

                          (ii) The Consultant will not (a) directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which the Consultant is prohibited from engaging by this Section 14 or to terminate his employment with the Company or any of its affiliates or
                 (b) directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least twelve months.

                          (iii) The Consultant will not use or permit his name to be used in connection with any business or enterprise engaged in the business the same as or similar to Company or its affiliates or any other business engaged in by Company or any of its affiliates.

                          (iv) The Consultant will not use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period.

                          (v) The Consultant will not (a) disclose any customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; (b) assist in obtaining any of the Company's customers for any other similar business; (c) encourage any customer to terminate, change or modify its relationship with the Company; or (d) solicit or divert or attempt to solicit or divert the Company's customers.

                          (vi) The Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating participating with Consultant or receiving from Consultant in violation of this Agreement and of the rights of the Company hereunder, and that participation by any such third party with the Consultant in activities in violation of this Section 14 may give rise to claims by the Company against such third party.





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                          (vii)    The Consultant will not make any public
                 statement, make any unprovoked statements to regulatory agencies, nor take any such actions where the primary purpose of such public statement, unprovoked statement or action is intended to (a) impair the goodwill or the business reputation of the Company or any of its affiliates or (b) benefit a competitor of the Company or to be otherwise detrimental to the material interests of the Company.

         The primary purpose of this Section 14 is the Company's legitimate interest in protecting its economic welfare and business goodwill. The Company and the Consultant further agree that this covenant shall in no way be construed as a mere limitation on competition nor shall it be construed as a restraint on the Consultant's right to engage in a common calling.

         It is expressly understood and agreed that although Consultant and the Company consider the restrictions contained in this Section 14 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Consultant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

         The failure of the Consultant to abide by the provisions of this
Section 14 shall be deemed a material breach of this Agreement and, if applicable, shall also cause any payments being made by the Company to Consultant pursuant to this Agreement to immediately terminate. In the latter event, the Company shall give notice to Consultant stating that (i) Consultant has breached Section 14, and detailing the nature of such breach, and (ii) the Company is terminating all payments due to Consultant, if any, (the date of such notice is referred to herein as the "Notification Date"). Upon written notice from the Consultant, received by the Company within five (5) days of the Notification Date, of his intention to commence arbitration pursuant to Section 26 concerning such breach, then retroactive to the Notification Date, the Company will pay all amounts due to Consultant pursuant to this Agreement, if any, into an escrow account to be established at the Company's primary bank until such time as a decision in the arbitration is made; provided, however, that in the event Consultant fails to initiate arbitration proceedings within thirty (30) days after the Notification Date, the money placed in escrow shall be immediately returned to the Company. Nothing herein shall be construed as limiting or prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

         15. OBLIGATIONS UPON VOLUNTARY TERMINATION. In the event that Consultant voluntarily terminates this contract prior to the end of the Contract Term ("Early Termination Date"), the Company shall pay the Consultant for the remainder of the Contract Term, an amount equal to 100% of the Compensation provided in Section 8(a) through the remainder of the Contract Term,





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such compensation payable in substantially equal installments on the last day of each month.  In consideration, the term of the noncompetition provisions of
Section 14 will run from the Early Termination Date through a period of twenty-four (24) consecutive months subsequent to the end of the Contract Term.

         16. PROPRIETARY INFORMATION. Through the second anniversary of the Date of Termination, the Consultant shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Company, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services, customers or operations of the Company or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Company or such affiliate and is made known to the Consultant or learned or acquired by the Consultant while in the employ of the Company, including, without limitation, information concerning trade secrets of the Company, or any of the Company's affiliates and any improvements relating to the products of the Company in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include: (i) at the time of disclosure to the Consultant such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (ii) subsequent to disclosure to the Consultant, the Consultant received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to the Consultant by the Company or developed by the Consultant in the course of his employment thereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of the Consultant's employment hereunder, the Consultant shall immediately deliver the same to the Company.

         17. OWNERSHIP OF PROPRIETARY INFORMATION. The Consultant agrees that all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times, until the second anniversary of the Date of Termination, the Consultant will keep in the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Company, except as may be necessary in the ordinary course of performing his duties under this Agreement.

         18. DOCUMENTS AND OTHER PROPERTY. All materials or articles of information of any kind furnished to the Consultant in the course of his employment hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of the Consultant's employment hereunder, the Consultant shall immediately deliver the same to the Company. The Consultant will not, without the prior written consent of the Company, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Company or pertaining to any Proprietary Information.





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         19.     THIRD-PARTY INFORMATION.  The Company from time to time
receives from third parties confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third-Party Information"). At all times, the Consultant will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party.

         20. INTELLECTUAL PROPERTY. Any and all products of the type sold by the Company or competing therewith made, developed or created by the Consultant (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) either (a) during the period of this Agreement, or (b) within a period which is the greater of (i) twenty-four months after the Effective Date or (ii) twelve months after the Date of Termination, shall be promptly and fully disclosed by the Consultant to the Board and, if such intellectual property was made, developed or created other than pursuant to the Consultant's employment hereunder, the Consultant shall grant the Company a perpetual, royalty free license to such intellectual property, and if such intellectual property was made, developed or created pursuant to the Consultant's employment hereunder, such intellectual property shall be the Company's exclusive property as against the Consultant, and the Consultant shall promptly deliver to an appropriate representative of the Company as designated by the Board all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Consultant shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such Products as are to be the Company's exclusive property as against the Consultant or to vest in the Company title to such Products as against the Consultant. The expense of securing any such patent or copyright shall be borne by the Company.

         21. EQUITABLE RELIEF. The Consultant acknowledges that, in view of the nature of the business in which the Company is engaged, the restrictions contained in Sections 14 through 20, inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and the Consultant therefore further acknowledges that, if the Consultant violates, or threatens to violate, any of the Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.





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         22.     NOTICES.  All notices, requests, demands and other
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a)      if to the Board or the Company, to:

                          Stuart Entertainment, Inc.
                          3211 Nebraska Avenue
                          Council Bluffs, Iowa  51501
                          Attention:  President

                 (b)      if to the Consultant, to:

                          Ronald G. Rudy
                          12410 Marine View Drive
                          Edmonds, Washington 98026

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         23. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         24. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         25. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Washington, other than the conflict of laws provisions of such laws.

         26. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Seattle, Washington. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The arbitration shall be presided over by three arbitrators who shall be selected in accordance with the labor arbitration rules of the American Arbitration Association. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Consultant, subject to the arbitrators awarding such costs otherwise. The award of the arbitrators shall be binding upon the parties. Except where expressly authorized by statute, a party shall only be entitled to be awarded damages for actual





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losses suffered by the injured party plus reasonable costs (including reasonable attorney's fees). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         27. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

         28. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

         29. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                         STUART ENTERTAINMENT, INC.


                                         By
                                            ------------------------------------
                                            Albert F. Barber, Vice Chairman and
                                            Chief Executive Officer


                                         CONSULTANT


                                         By
                                            ------------------------------------
                                            Ronald G. Rudy





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